Exhibit 3.1
Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "ADEX MEDIA, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF

APRIL, A,D. 2008, AT 1:09 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4536801 8100 080487498	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6558212 DATE: 04-30-08

State of Delaware
Secretary of State
Division of Corporations Delivered 01:09 PM 04/30/2008
FILED 01:09 PM 04/30/2008 SRV 080487498 - 4536801 FILE'

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

Adex Media Inc.

Corporation organized and existing under by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:
1.          The name of the corporation is Adex media, Inc.
2.          That a Certificate of Incorporation
(Title of Certificate Being Corrected)
Was filed by the Secretary of State of Delaware on April 21, 2008
And that said Certificate requires correction as permitted by Section 103 of the
General Corporation Law of the State of Delaware.
3.         The inaccuracy of defeat of said Certificate is: (must be specific)
The par value was incorrect due to clerical error

4.           Article Fourth      of the Certificate is corrected to read as follows:
The total number of shares of stock which this corporation is authorized to issue is: One hundred fifty million (150,000,000) shares of common stock with $.0001 par value and Ten Million (10,000,000) shares of preferred stock with $.0001 par value.  The powers, preferences and rights and the qualification, limitation and restrictions thereof shall be determined by the board of directors.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 30th day of April , A.D. 2008

By:	/s/ D. Chad Allison
Authorized Officer
Name:	D. Chad Allison
Print or Type
Title:	President